                                                                   EXHIBIT 10.11


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                          LOAN AND SECURITY AGREEMENT
                          COSINE COMMUNICATIONS, INC.
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                               TABLE OF CONTENTS

                                                                            PAGE

1 ACCOUNTING AND OTHER TERMS                                                   1

2 LOAN AND TERMS OF PAYMENT                                                    1
     2.1 Credit Extensions                                                     1
     2.2 Interest Rate, Payments                                               2
     2.3 Fees                                                                  2

3 CONDITIONS OF LOANS                                                          2
     3.1 Conditions Precedent to Initial Credit Extension                      2
     3.2 Conditions Precedent to all Credit Extensions                         2

4 CREATION OF SECURITY INTEREST                                                3
     4.1 Grant of Security Interest                                            3

5 REPRESENTATION AND WARRANTIES                                                3
     5.1 Due Organization and Authorization                                    3
     5.2 Collateral                                                            3
     5.3 Litigation                                                            4
     5.4 No Material Adverse Change in Financial Statements                    4
     5.5 Solvency                                                              4
     5.6 Regulatory Compliance                                                 4
     5.7 Subsidiaries                                                          5
     5.8 Full Disclosure                                                       5

6 AFFIRMATIVE COVENANTS                                                        5
     6.1 Government Compliance                                                 5
     6.2 Financial Statements, Reports, Certificates                           5
     6.3 Inventory; Returns                                                    6
     6.4 Taxes                                                                 6
     6.5 Insurance                                                             6
     6.6 Primary Accounts                                                      6
     6.7 Financial Covenants                                                   6
     6.8 Registration of Intellectual Property Rights                          6
     6.9 Further Assurances                                                    7

7 NEGATIVE COVENANTS                                                           7
     7.1 Dispositions                                                          7
     7.2 Changes in Business, Ownership, Management or Business Locations      7
     7.3 Mergers or Acquisitions                                               7
     7.4 Indebtedness                                                          8

     7.5  Encumbrance......................................  8
     7.6  Distributions; Investments.......................  8
     7.7  Transactions with Affiliates.....................  8
     7.8  Subordinated Debt................................  8
     7.9  Compliance.......................................  8

8 EVENTS OF DEFAULT........................................  9
     8.1  Payment Default..................................  9
     8.2  Covenant Default.................................  9
     8.3  Material Adverse Change..........................  9
     8.4  Attachment.......................................  9
     8.5  Insolvency....................................... 10
     8.6  Other Agreements................................. 10
     8.7  Judgments........................................ 10
     8.8  Misrepresentations............................... 10

9 BANK'S RIGHTS AND REMEDIES............................... 10
     9.1  Rights and Remedies.............................. 10
     9.2  Power of Attorney................................ 11
     9.3  Accounts Collection.............................. 11
     9.4  Bank Expenses.................................... 12
     9.5  Bank's Liability for Collateral.................. 12
     9.6  Remedies Cumulative.............................. 12
     9.7  Demand Waiver.................................... 12

10 NOTICES................................................. 12

11 CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER.............. 13

12 GENERAL PROVISIONS...................................... 13
     12.1 Successors and Assigns........................... 13
     12.2 Indemnification.................................. 13
     12.3 Time of Essence.................................. 13
     12.4 Severability of Provision........................ 13
     12.5 Amendments in Writing Integration................ 14
     12.6 Counterparts..................................... 14
     12.7 Survival......................................... 14
     12.8 Confidentiality.................................. 14
     12.9 Attorneys' Fees, Costs and Expenses.............. 14

13 DEFINITIONS............................................. 14
     13.1 Definitions...................................... 14

     This LOAN AND SECURITY AGREEMENT dated May 29, 1998, between SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 with a loan production office located at 1731 Embarcadero, Ste. 220, Palo Alto, California 94303 and COSINE COMMUNICATIONS, INC. ("Borrower"), whose address is 1070 Sixth Avenue, Suite 200, Belmont, California 94002 provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1.   ACCOUNTING AND OTHER TERMS

     Accounting terms not defined in this Agreement will be construed following GAAP Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document. This Agreement shall be construed to impart upon Bank a duty to act reasonably at all times.

2.   LOAN AND TERMS OF PAYMENT

     2.1  Credit Extensions

     Borrower will pay Bank the unpaid principal amount of all Credit
Extensions and interest on the unpaid principal amount of the Credit Extensions.

          2.1.1     Equipment Advances.

                    (a) Through February 15, 1999 (the "Equipment Availability End Date"), Bank will make advances ("Equipment Advance" and, collectively, "Equipment Advances") not exceeding the Committed Equipment Line. The Equipment Advances may only be used to finance Equipment and may not exceed 100% of the equipment invoice excluding taxes, shipping, warranty charges, freight discounts and installation expense. Software may constitute up to 60% of the aggregate Equipment Advances.

                    (b) Interest accrues from the date of each Equipment Advance at the rate in Section 2.2(a) and is payable monthly until the Equipment Availability End Date occurs. Equipment Advances outstanding on the Equipment Availability End Date are payable in 36 equal monthly installments of principal, plus accrued interest, beginning on the twenty-eighth (28th) of each month following the Equipment Availability End Date and ending on February 15, 2002 (the "Equipment Maturity Date"). Equipment Advances when repaid may not be reborrowed.

                    (c) To obtain an Equipment Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 3:00 p.m. Pacific time 1 Business Day before the day on which the Equipment Advance is to be made. The notice in the form of Exhibit B

(Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice for the Equipment being financed.

2.2  Interest Rate, Payments.

               (a) Interest Rate. Equipment Advances accrue interest on the outstanding principal balance at a per annum rate of 0.75 percentage points above the Prime Rate. After an Event of Default, Obligations accrue interest at
5.00 percentage points above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

               (b) Payments. Interest due on the Equipment Advances is payable on the twenty-eighth (28th) of each month. Bank may debit any of Borrower's deposit accounts including Account Number _______________ for principal and interest payments or any amounts Borrower owes Bank. Bank will notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

     2.3  Fees

     Borrower will pay:

               (a) Facility Fee. A fully earned, non-refundable Facility Fee of $3,125 due on the Closing Date; and

               (b) Bank Expenses. All Bank Expenses (including reasonable attorney's fees and expenses) incurred through and after the date of this Agreement, are payable when due.

3.   CONDITIONS OF LOANS

     3.1  Conditions Precedent to Initial Credit Extension.

     Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires.

     3.2  Conditions Precedent to all Credit Extensions.

     Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

               (a)  timely receipt of any Payment/Advance Form; and

               (b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties of Section 5 remain true.

4.   CREATION OF SECURITY INTEREST

     4.1  Grant of Security Interest.

     Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. Bank may place a "hold" on any deposit account pledged as Collateral. Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term "Collateral" shall not include any property, rights or licenses to the extent the granting of a security interest therein (i) would be contrary to applicable law or (ii) is prohibited by or would constitute a default under any material agreement or document governing such property, rights or licenses, of which Borrower has given Bank prior written notice in a form reasonably acceptable to Bank (but only to the extent such prohibition is enforceable under applicable law); provided however that the term "Collateral" shall include such property, rights or licenses upon the cessation of contractual restrictions (i) and (ii) above on the grant of a security interest in such otherwise excluded "Collateral".

5.   REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants as follows:

     5.1  Due Organization and Authorization.

     Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified (except for states as to which any failure so to qualify would not have a Material Adverse Effect).

     The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default would reasonably be expected to have a Material Adverse Change.

     5.2  Collateral.

     Borrower has good title to the Collateral, free of Liens except Permitted Liens. All Inventory is in all material aspects of good and marketable quality, free from material defects.

Borrower is the sole owner of the Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business. Each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party.

     5.3  Litigation.

     Except as shown in the Schedule, there are no actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary in which an adverse decision would reasonably be expected to cause a Material Adverse Change.

     5.4  No Material Adverse Change in Financial Statements.

     All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

     5.5  Solvency.

     The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

     5.6  Regulatory Compliance.

     Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations G, T and U of the Federal Reserve Board of Governors). Borrower has complied with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where any failure to do so could not reasonably be expected to cause a Material Adverse Change.

     5.7  Subsidiaries.

     Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

     5.8  Full Disclosure.

     No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank taken together with all such certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.

6.   AFFIRMATIVE COVENANTS

     Borrower will do all of the following:

     6.1  Government Compliance.

     Borrower will maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change.

     6.2  Financial Statements, Reports, Certificates.

               (a) Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period, in a form and certified by a Responsible Officer acceptable to Bank; (ii) as soon as available, but no later than 90 days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an opinion on the financial statements, approved by Bank in its sole discretion, from an independent certified public accounting firm acceptable to Bank; (iii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; (iv) budgets, sales projections, operating plans or other financial information Bank requests; and (v) prompt notice of any material change in the composition of the Intellectual Property, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not shown in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely affects the value of the Intellectual Property.

           (b) Within 30 days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit C.

      6.3   Inventory; Returns.

      Borrower will keep all Inventory in good and marketable condition, free form material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than $50,000.

      6.4   Taxes.

      Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

      6.5   Insurance.

      Borrower will keep its business and the Collateral insured for risks and in amounts, as Bank requests. Insurance policies will be in a form, with companies, and in amounts that are reasonably satisfactory to Bank. All property policies will have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank's option, be payable to Bank on account of the Obligations.

      6.6   Primary Accounts.

      Borrower will maintain its principal depository accounts with Bank.

      6.7   Financial Covenants.

      Borrower hereby covenants and agrees with Bank that its cash balances will not deviate more than 10% below the figures stated in its business plan dated April 20, 1998, measured quarterly, within twenty (20) days of quarter end.

      6.8   Registration of Intellectual Property Rights.

      Borrower will register with the United States Patent and Trademark Office or the United States Copyright Office Intellectual Property rights on Exhibits A, B, C, and D to the Intellectual Property Security Agreement within 30 days of the date of this Agreement, and additional

Intellectual Property rights developed or acquired including revisions or additions with any product before the sale or licensing of the product to any third party.

     Borrower will (i) protect, defend and maintain the validity and enforceability of the Intellectual Property and promptly advise Bank in writing of material infringements and (ii) not allow any Intellectual Property to be abandoned, forfeited or dedicated to the public without Bank's written consent.

     6.9  Further Assurances.

     Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7.   NEGATIVE COVENANTS

     Borrower will not do any of the following:

     7.1  Dispositions.

     Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) otherwise permitted under this Section 7; (iv) in an aggregate amount not exceeding One Hundred Twenty-Five Thousand Dollars ($125,000) in any fiscal year; or (v) of worn-out or obsolete Equipment, or new Equipment financed by other vendors.

     7.2  Changes in Business, Ownership, Management or Business Locations.

     Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by borrower or have a material change in its ownership of greater than 25%, other than the sale by Borrower of equity securities of Borrower. Borrower will not, without at least 30 days prior written notice, relocate its chief executive office or add any new offices or business locations.

     7.3  Mergers or Acquisitions.

     (i) Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except if no Event of Default has occurred and is continuing or wold result from such action during the term of this Agreement or result in a decrease of more than 25% of Tangible Net Worth; or (ii) merge or consolidate a Subsidiary into another Subsidiary or into Borrower.

        7.4     Indebtedness.

        Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

        7.5     Encumbrance.

        Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein subject only to Permitted Liens.

        7.6     Distributions; Investments.

        Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, except for (i) the repurchase of capital stock from directors, officers, employees and/or consultants upon exercise of Borrower's right of repurchase upon termination of employment or services to Borrower in an aggregate amount not to exceed One Hundred Twenty-Five Thousand Dollars ($125,000), provided, however, that immediately prior to and following such repurchases there exists no Event of Default under the Loan Documents (ii) the conversion by Borrower of any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange therefor, and (iii) the repurchase of Borrower's capital stock from the proceeds of the issuance by Borrower of capital stock or Subordinated Debt.

        7.7     Transactions with Affiliates.

        Directly or indirectly enter or permit any material transaction with any Affiliate except transactions that are in the ordinary course of Borrower's business, on terms less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

        7.8     Subordinated Debt.

        Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

        7.9     Compliance.

        Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor

Standards Act or violate any other law or regulation, if the violation could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8.      EVENTS OF DEFAULT

        Any one of the following is an Event of Default:

        8.1     Payment Default.

        If Borrower fails to pay the principal of, or any interest on, any Equipment Advances when due and payable; or fails to pay any portion of any other Obligations not constituting such principal or interest, including without limitation Bank Expenses, within thirty (30) days of receipt by Borrower of an invoice for such other Obligations;

        8.2     Covenant Default.

        If Borrower does not perform any obligation in Sections 6.6, 6.7, 6.8, or 6.9 or violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrower's attempts within such 10 day period, and the default may be cured within a reasonable time, then Borrower has an additional period (of not more than 30 days) to attempt to cure the default. During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

        8.3     Material Adverse Change.

                (i) If there occurs a material impairment in the perfection or priority of the Bank's security interest in the Collateral or in the value of such Collateral which is not covered by adequate insurance or (ii) if the Bank determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower will fail to comply with one or more of the financial covenants in Section 6 during the next succeeding financial reporting period.

        8.4     Attachment.

        If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice.

These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

     8.5  Insolvency.

     If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 45 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

     8.6  Other Agreements.

     If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change;

     8.7  Judgments.

     If a money judgment(s) in the aggregate of at least $50,000 is rendered against Borrower and is unsatisfied and unstayed for 30 days (but no Advances will be made before the judgment is stayed or satisfied); or

     8.8  Misrepresentations.

     If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

9.   BANK'S RIGHTS AND REMEDIES

     9.1  Rights and Remedies.

     When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

          (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

          (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

          (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

          (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

          (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

          (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit; and

          (g)  Dispose of the Collateral according to the Code.

     9.2  Power of Attorney.

     Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

     9.3  Accounts Collection.

     When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

     9.4  Bank Expenses.

     If Borrower fails to pay any amount or furnish any required proof of payment to third persons Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

     9.5  Bank's Liability for Collateral.

     If Bank complies with its obligations under Section 9207 of the Code and other applicable law it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

     9.6  Remedies Cumulative.

     Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

     9.7  Demand Waiver.

     Borrower waives demand, notice of default or dishonor, notice of payments and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10.  NOTICES

     All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A Party may change its notice address by giving the other Party written notice.

11.   CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

      California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.   GENERAL PROVISIONS

      12.1  Successors and Assigns.

      This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

      12.2  Indemnification.

      Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

      12.3  Time of Essence.

      Time is of the essence for the performance of all obligations in this Agreement.

      12.4  Severability of Provision.

      Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

     12.5 Amendments in Writing, Integration.

     All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

     12.6 Counterparts.

     This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

     12.7 Survival.

     All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

     12.8 Confidentiality.

     In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

     12.9 Attorneys' Fees, Costs and Expenses.

     In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

13.   DEFINITIONS

      13.1  Definitions.

      In this Agreement:

      "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

      "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

      "BANK EXPENSES" are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

      "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

      "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

      "CLOSING DATE" is the date of this Agreement.

      "CODE" is the California Uniform Commercial Code.

      "COLLATERAL" is the property described on Exhibit A.

      "COMMITTED EQUIPMENT LINE" is a Credit Extension of up to $1,250,000.

      "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

     "COPYRIGHTS" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

     "CREDIT EXTENSION" is each Equipment Advance or any other extension of credit by Bank for Borrower's benefit.

     "CURRENT LIABILITIES" are the aggregate amount of Borrower's total liabilities which mature within one (1) year.

     "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

     "EQUIPMENT ADVANCE" is defined in Section 2.1.1.

     "EQUIPMENT AVAILABILITY END DATE" is defined in Section 2.1.1.

     "EQUIPMENT MATURITY DATE" is defined in Section 2.1.1.

     "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

     "GAAP" is generally accepted accounting principles.

     "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

     "INSOLVENCY PROCEEDING" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

     "INTELLECTUAL PROPERTY" is:

                (a) Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

                (b) Any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held;

                (c) All design rights which may be available to Borrower now or later created, acquired or held;

                (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

        All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

        "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

        "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

        "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

        "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or any guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

        "MASK WORKS" are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

        "MATERIAL ADVERSE CHANGE" is defined in Section 8.3.

        "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including letters of credit and Foreign Exchange Contracts and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

      "PATENTS" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

      "PERMITTED INDEBTEDNESS" is:

      (a) Borrower's indebtedness to Bank under this Agreement or any other Loan Document;

      (b)   Indebtedness existing on the Closing Date and shown on the Schedule;

      (c)   Subordinated Debt;

      (d) Indebtedness to trade creditors and with respect to surety bonds and similar obligations incurred in the ordinary course of business;

      (e)   Indebtedness secured by Permitted Liens;

      (f) Indebtedness of Borrower to any Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of Borrower (provided that the primary obligations are not prohibited hereby), and Indebtedness of any Subsidiary to any other Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of any other Subsidiary (provided that the primary obligations are not prohibited hereby);

      (g) Capital leases or indebtedness incurred solely to purchase equipment which is secured in accordance with clause (c) of "Permitted Liens" below and is not in excess of the purchase price of such equipment plus related financing costs;

      (h) Other Indebtedness not otherwise permitted by Section 7.4 not exceeding One Hundred Twenty-Five Thousand Dollars ($125,000) in the aggregate outstanding at any time; and

      (i) Extensions, refinancings, modifications, amendments and restatements of any of items of Permitted Indebtedness (a) through (h) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

      "PERMITTED INVESTMENTS" are:

      (a)   Investments shown on the Schedule and existing on the Closing Date;
and

      (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue.

     (c) any Investments permitted by Borrower's investment policy, as amended from time to time, provided such investment policy (and any amendments thereto) has been previously approved by Bank in writing;

     (d) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

     (e)  Investments accepted in connection with Transfers permitted by
Section 7.1;

     (f) Investments of Subsidiaries in or to other Subsidiaries or Borrower, and Investments by Borrower in Subsidiaries not exceeding One Hundred Twenty-Five Thousand Dollars ($125,000) in the aggregate at any time;

     (g) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower's Board of Directors;

     (h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

     (i) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to Investments by Borrower in any Subsidiary;

     (j) Deposit accounts of Borrower in which Bank has a Lien prior to any other lien; and

     (k) Other Investments not otherwise permitted by Section 7.6 not exceeding One Hundred Twenty-Five Thousand Dollars ($125,000) in the aggregate at any time.

     "PERMITTED LIENS" ARE:

     (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

     (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

     (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or
(ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

     (d) Leases or subleases and (non-exclusive) licenses or sublicenses granted in the ordinary course of Borrower's business not interfering in any material respect with the business of Borrower and its Subsidiaries taken as a whole, and any interest or title of a lessor, licensor or under any lease or license;

     (e) Liens on assets (including the proceeds thereof and accessions thereto) that existed at the time such assets were acquired by Borrower or any Subsidiary (including Liens on assets of any corporation that existed at the time it became or becomes a Subsidiary); provided such Liens are not granted in contemplation of or in connection with the acquisition of such asset by Borrower or a Subsidiary;

     (f) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

     (g) Liens that are not prior to the Lien of Bank which constitute rights of set-off of a customary nature or banker's Liens with respect to amount on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks in the ordinary course of business;

     (h) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums;

     (i) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.7;

     (j) Easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not constituting a Material Adverse Effect;

     (k) Deposits under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or environmental liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

        (l) Liens arising by operation of law such as mechanics', materialman's, carriers', warehousemen's liens incurred in the ordinary course of business, where such claim is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Equipment Advances will be required to be made during such cure period); and

        (m) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a), (c), (d), (e), (f), (g), (h),
(k), and (l), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

        "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

        "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

        "QUICK ASSETS" is, on any date, the Borrower's consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments with maturities of fewer than 12 months determined according to GAAP.

        "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

        "SCHEDULE" is any attached schedule of exceptions.

        "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's debt to Bank (and identified as subordinated by Borrower and Bank).

        "SUBSIDIARY" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

        "TRADEMARKS" are trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of any assignor connected with the trademarks.

BORROWER:

COSINE COMMUNICATIONS, INC.

By: /s/ DEAN HAMILTON
   ----------------------------------------

Title:
      -------------------------------------

BANK:

SILICON VALLEY BANK

By: /s/ GREG OLSEN
   ----------------------------------------

Title: Vice President
      -------------------------------------

                                   EXHIBIT A

        The Collateral consists of all of Borrower's right, title and interest in and to the following:

        All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

        All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

        All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

        All not existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

        All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

        All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                   EXHIBIT B

                  LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

             DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.


TO: CENTRAL CLIENT SERVICE DIVISION             DATE:
                                                     --------------------------
FAX#: (408) 496-2426                            TIME:
                                                     --------------------------

FROM: COSINE COMMUNICATIONS, INC.
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                             CLIENT NAME (BORROWER)

REQUESTED BY:
             ------------------------------------------------------------------
                            AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:
                     ----------------------------------------------------------

PHONE NUMBER:
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FROM ACCOUNT #                       TO ACCOUNT #
              ---------------------              ------------------------------

REQUESTED TRANSACTION TYPE              REQUESTED DOLLAR AMOUNT

PRINCIPAL INCREASE (ADVANCE)            $
                                         --------------------------------------
PRINCIPAL PAYMENT (ONLY)                $
                                         --------------------------------------
INTEREST PAYMENT (ONLY)                 $
                                         --------------------------------------
PRINCIPAL AND INTEREST (PAYMENT)        $
                                         --------------------------------------

OTHER INSTRUCTIONS:
                   ------------------------------------------------------------

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All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone request for and Advance confirmed by this Borrowing Certificate; but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date.

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                                 BANK USE ONLY

TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.


-------------------------------                 --------------------------------
     Authorized Requester                                    Phone #


-------------------------------                 --------------------------------
     Received By (Bank)                                      Phone #


                        -------------------------------
                          Authorized Signature (Bank)